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                                  Exhibit 7.9
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April 18, 1995


Richard M. Osborne
Turkey Vulture Fund XIII, Ltd.
7001 Center Street
Mentor, Ohio  44060

         Re:     AGREEMENT, PROXY AND LIMITED POWER OF ATTORNEY

Dear Mr. Osborne:

         In consideration of the purchase by Turkey Vulture Fund XIII, Ltd., an Ohio limited liability company ("TVF"), of 78,500 Income Shares of Beneficial Interest, stated value $8.00 per share (the "Shares"), of Prudential Realty Trust, a Massachusetts business trust ("Prudential"), from WESTERN UNION PENSION TRUST ("Owner"), the undersigned hereby agrees as follows:

         1. The undersigned hereby represents and warrants that (i) Owner was the record holder of the Shares on March 16, 1995, (ii) Owner is the legal and beneficial owner of the Shares on the date hereof, (iii) the undersigned has full legal right and authority to vote the Shares on behalf of Owner, and (iv) the undersigned is duly authorized, and has the full legal right, to sign any proxies with respect to the Shares on behalf of Owner and to enter into this agreement.

         2. The undersigned hereby irrevocably grants to TVF all rights that it has to vote, and to execute and deliver written consents or otherwise act with respect to, the Shares on behalf of Owner at any annual or special meeting of shareholders of Prudential occurring from the date hereof through December 31, 1995, or any adjournment thereof, as fully, to the same extent as we might or could do if the undersigned were present and voting such Shares at such meeting.

         3.      The undersigned hereby represents and warrants that it shall
                 (i) notify Richard M. Osborne, as promptly as practicable by telephone or telecopier, of its receipt of any and all proxies and related materials from or with respect to Prudential from the date hereof through the later to occur of July 1, 1995 or the date of any annual or special meeting of shareholders of Prudential occurring thereafter through December 31, 1995, or adjournment thereof, to which such proxies and related materials relate, and (ii) complete, sign and deliver (at TVF's expense) any such proxies on behalf of Owner only as specifically directed by TVF. The undersigned acknowledges and agrees that, as of the date set forth above, neither it nor Owner has any authority to vote any of the Shares or to sign any proxies relating to the Shares other than as may be specifically requested by TVF.

         4. The undersigned hereby irrevocably constitutes and appoints Richard M. Osborne, with full power of substitution and re-substitution, as the undersigned's true and lawful agent, proxy and attorney-in-fact, and empower and authorize such attorney, in the undersigned's name, place and stead, to execute, deliver and do any and all acts necessary or desirable in connection with any and all proxies received and delivered by the undersigned to TVF hereunder with respect to matters to be voted on by the stockholders of Prudential at any meeting described in paragraph 3 above.
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Mr. Richard M. Osborne
Turkey Vulture Fund XIII, Ltd.
April 18, 1995
Page Two



         5. The undersigned hereby agrees to immediately notify Owner of the terms of this Agreement and to use its best efforts to cause Owner to comply with the terms of this Agreement as if it were a party hereto.

         In the event that settlement of the purchase by TVF of the Shares does not occur by the close of business on April 25, 1995, this agreement shall be null, void and of no effect unless the undersigned agrees to an extension of the settlement date.

         Please indicate your agreement to the foregoing by executing and delivering the enclosed copy of this letter to TVF.

                                        Very truly yours,

                                        WESTERN UNION PENSION TRUST

                                                /s/Robert J. Capozzi
                                        -------------------------------------
                                        By:     Magten Asset Management Corp.
                                                As Attorney-In-Fact for
                                                Western Union Pension Trust



ACCEPTED AND AGREED TO BY:

TURKEY VULTURE FUND XIII, LTD.


By:  /s/Richard M. Osborne
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     Richard M. Osborne, its Managing Member